UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2005

iStar Financial Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-15371	95-6881527
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1114 Avenue of the Americas, 27th Floor New York, New York		10036
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (212) 930-9400

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01	Completion of Acquisition or Disposition of Assets

On March 30, 2005, TriNet Corporate Realty Trust, Inc., a Maryland corporation, was merged into iStar Financial Inc., a Maryland corporation.  Prior to the merger, TriNet was a wholly owned subsidiary of iStar.  iStar is the surviving corporation in the transaction and TriNet no longer exists as a separate entity.

As a result of the merger, iStar has become the obligor under TriNet’s 7.95% Senior Notes due 2006.  iStar has executed a supplemental indenture with respect to those notes to evidence its assumption of TriNet’s obligations under the notes.

On March 1, 2005, iStar completed an exchange offer in which iStar exchanged its 5.70% Series B Senior Notes due 2014 for 99.95% of TriNet’s outstanding 7.70% Senior Notes due 2017.  The remaining de minis principal amount of TriNet’s 7.70% Notes are being redeemed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

iSTAR FINANCIAL INC.

Date: March 30, 2005	By:	/s/ Jay Sugarman
Jay Sugarman
Chairman and Chief Executive Officer

Date: March 30, 2005	By:	/s/ Catherine D. Rice
Catherine D. Rice
Chief Financial Officer